Exhibit 10.96
AMENDMENT NUMBER ONE TO
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
(Amended and Restated Effective January 1, 2010)
     THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:
Section 1.4.05 of the Plan is hereby amended, by way of clarification, by adding the following phrase at the end of subsection (b)(4) thereof to read as follows:
“or is eligible under any other severance plan maintained or sponsored by the Company, a Subsidiary or a MetLife Enterprise Affiliate”
     IN WITNESS WHEREOF, Metropolitan Life Insurance Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.
METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Lynne E. DiStasio

Name/Title:	Lynne E. DiStasio, VP

Date:	December 15, 2010

Witness:	/s/ Lucida Plummer